EXHIBIT 23(a)





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement of Blount International, Inc. on Form S-4 of our reports dated June 30, 1995, on our audits of the consolidated financial statements and financial statement schedules of Blount International, Inc. and subsidiaries as of the last day of February 1995 and 1994, and for each of the three years in the period ended February 28, 1995. We also consent to the reference to our firm under the caption "Experts."





COOPERS & LYBRAND L.L.P.


September 29, 1995
Atlanta, Georgia